_1-800-FLOWERS.COM, INC. LOGO

           Investor Contact:                           Media Contacts:
           Joseph D. Pititto                           John Boris
           (516) 237-6131                              (516) 237-4675
           e-mail: invest@1800flowers.com              jboris@1800flowers.com



       1-800-FLOWERS.COM[R] Reports Fiscal 2006 First Quarter Revenue Growth of 15.6 Percent to $112.8 Million; Pro Forma* Net Loss Per Share was $0.09

Online revenues grew 17.3 percent to $62.3 million, representing 55.2 percent of total revenues compared with $53.1 million and 54.4 percent in the prior year period.
Company attracted 508,000 new customers, 66.4 percent through its online channels; compared with 460,000 and 62.4 percent in the prior year period. Repeat customers represented 61.1 percent of combined online and telephonic orders; compared with 60.5 percent in prior year period.

Westbury, NY, October 27, 2005 - 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading florist and multi-channel retailer of thoughtful gifts for all occasions, today reported record revenues of $112.8 million for its fiscal first quarter ended October 2, 2005, representing an increase of 15.6 percent compared with revenues of $97.5 million reported in the prior-year period. Online revenues increased 17.3 percent to $62.3 million while telephonic revenues grew
2.1 percent to $38.4 million. Gross profit margin percent grew 20 basis points to 40.8 percent, compared with the prior year period.

During the first quarter - traditionally the Company's smallest in terms of revenues due to the lack of gifting occasions during the summer months - the Company's operating expense ratio increased to 50.7 percent, compared with 45.6 percent in the prior year period. This increase was attributed to the Company's: stepped-up marketing efforts, begun in January to help drive double-digit revenue growth; continued investments to grow its Bloomnet B2B florist operations; carrying costs associated with the acquisitions made during fiscal 2005, which generate the majority of their revenues and profitability during the fiscal second quarter, and the impact of stock-based compensation expense as calculated under FAS No. 123R.

As a result of these factors, the Company's pro forma* net loss for the first quarter increased to $5.9 million or $0.09 per share compared with $2.7 million or $0.04 per share in the year-ago period. [*The Company defines pro forma earnings as GAAP net loss excluding stock-based compensation expense, net of the related tax effect, as calculated under FAS No. 123R. The Company believes pro forma earnings provides a more meaningful measure of year-to-year period comparative performance; however, its use, and corresponding per share results, do not lessen the importance of comparable GAAP net loss.] Including the net effect of stock-based compensation, the Company's GAAP net loss for the quarter was $6.6 million or $0.10 per share.


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

1-800-FLOWERS.COM Reports Revenue of $112.8 Million for its Fiscal 2006 First Quarter, pg. 2:



During the fiscal first quarter,  the Company  attracted  508,000 new customers,
66.4 percent of whom, or 337,000, came to the Company online. These customers were attracted to the Company's leading position in the floral category as well as its expanded food, wine and gift basket offerings through a combination of cost-effective marketing programs as well as its convenient, multi-channel customer access. More than 1.3 million customers placed orders during the period of which 61.1 percent were repeat customers, up from 60.5 percent in the first quarter of fiscal 2005. This reflects the Company's ongoing focus on deepening the relationship with its existing customers to become their "florist of choice" and a trusted source for gifts and services for all their celebratory occasions.

Jim McCann, CEO of 1-800-FLOWERS.COM, said, "As we saw throughout the second half of fiscal 2005, our marketing message - "Your Florist of Choice" - is resonating with customers; and, coupled with our stepped-up marketing efforts, helped us achieve revenue growth of almost 16 percent in a period that is traditionally our slowest, in terms of revenue.

McCann noted that, during the quarter, the Company also made progress in several key business areas:
o We continued the strong turnaround, begun last year, in our home and garden category, where we achieved comparable sales growth of more than 10 percent. With a significant increase in new product offerings and enhanced creative design in its catalogs and website, we believe Plow & Hearth is positioned to perform well in the current fiscal second quarter, traditionally its largest.
o We further expanded our Bloomnet B2B florist initiative, mailing our first directory to members in September, which was followed by a successful advertising sales effort for the second directory, scheduled for mailing later this quarter. We are currently developing a range of new products and services for our florist members that we will be introducing throughout fiscal 2006.
o We made significant progress in the integration of the two acquisitions we made last year - the WineTasting Network and Cheryl&Co. While the seasonality of these businesses impacted our operating results for the first quarter, we anticipate that they will provide significant contributions during the current fiscal quarter in both consumer gifting and our fast growing Business Gift Services Group. Combined with our other offerings in candy, gourmet foods, and especially our gift basket collection, we believe we are very well positioned to be a leading player in the Food, Wine and Gift Basket category this holiday season.

Company Guidance:
The Company reiterated its guidance for fiscal 2006 which calls for revenue growth of 14-to-16 percent compared with the prior year. The Company expects to grow its gross profit margin by approximately 150 basis points while its operating expense ratio will be in line with the prior year. As a result of these factors, the Company expects to achieve pro forma eps growth of more than 75 percent compared with fiscal 2005. In addition to the strong earnings growth, and as a result of its relatively low working capital and capital expenditure requirements, the Company expects cash from operations will be more than $40 million during fiscal 2006. Regarding its current fiscal second quarter, which includes the calendar-year-end holiday period, the Company expects the period will represent approximately 35-to-37 percent of full-year revenues.


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


1-800-FLOWERS.COM Reports Revenue of $112.8 Million for its Fiscal 2006 First Quarter, pg. 3:


About 1-800-FLOWERS.COM[R] For more than 25 years, 1-800-FLOWERS.COM Inc. - "Your Florist of Choicesm" - has been providing customers around the world with the freshest flowers and finest selection of plants, gift baskets, gourmet foods and confections, and plush stuffed animals perfect for every occasion. 1-800-FLOWERS.COM[R] offers the best of both worlds: exquisite, florist-designed arrangements individually created by some of the nation's top floral artists and hand-delivered the same day, and spectacular flowers shipped from our growers to your door fresh. Customers can shop 1-800-FLOWERS.COM 24 hours a day, 7 days a week via the phone or Internet (1-800-356-9377 or www.1800flowers.com) or by visiting a Company-operated or franchised store. Gift advisors are available 24/7, and fast and reliable delivery is offered same day, any day. As always, 100 percent satisfaction and freshness is guaranteed. The 1-800-FLOWERS.COM collection of brands also includes home decor and garden merchandise from Plow & Hearth[R] (1-800-627-1712 or www.plowandhearth.com); premium popcorn and specialty treats from The Popcorn Factory[R] (1-800-541-2676 or www.thepopcornfactory.com); exceptional cookies and baked gifts from
Cheryl&Co.[R] (1-800-443-8124 or wwwcherylandco.com); gourmet foods from GreatFood.com[R] (www.greatfood.com); children's gifts from HearthSong[R] (www.hearthsong.com) and Magic Cabin[R] (www.magiccabin.com) and wine gifts from the WineTasting Network[R] (www.ambrosiawine.com and www.winetasting.com). 1-800-FLOWERS.COM, Inc. stock is traded on the NASDAQ market under ticker symbol FLWS.

Special Note Regarding Forward-Looking Statements:
A number of statements contained in this press release, other than statements of historical fact, are forward-looking within the meaning of the Private
Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to achieve its stated forecast for revenue and earnings growth in its fiscal year 2006; its ability to continue to improve sales performance in its home and garden category; its ability to maintain its operating expense ratio in line with prior year; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to provide timely fulfillment of customer orders; its ability to cost effectively acquire and retain customers; its ability to compete against existing and new competitors; its ability to cost efficiently manage inventories; its ability to leverage its operating infrastructure and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release, the scheduled conference call pertaining to fiscal 2006 first quarter results, or Company guidance for fiscal year 2006, and any recordings thereof or in any of its SEC filings except as may be otherwise stated by the Company.

Conference Call:
The Company will conduct a conference call to discuss the attached financial results today, Thursday, October 27th, at 11:00 a.m. ET. The call will be "web cast" live via the Internet and can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM web site. An indexed recording of the call will be posted on the Investor Relations section of the Company's web site within 2 hours of the call's completion. A replay of the call can be accessed via telephone beginning at 2:00 p.m. (ET) on 10/27/05 through midnight on 10/28/05 at: 1-888-203-1112 (domestic) or 1-719-457-0820 (international). Enter reservation #1716419.
                                                         [See Attached Tables]

1-800-FLOWERS.COM Reports Record Revenue of $112.8 Million for its Fiscal 2006
 First Quarter, pg. 4:


                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (In thousands)



                                                                                        October 2,     July 3, 2005
                                                                                           2005
                                                                                    ------------------ --------------

Assets
Current assets:
     Cash and equivalents                                                                     $10,557        $39,961
     Short-term investments                                                                         -          6,647
     Receivables, net                                                                          12,926         10,619
     Inventories                                                                               46,312         28,675
     Deferred income taxes                                                                     14,584         10,219
     Prepaid and other                                                                          7,710          5,289
                                                                                        -------------- --------------
     Total current assets                                                                      92,089        101,410

Property, plant and equipment, net                                                             54,323         50,474
Goodwill                                                                                       63,251         63,219
Other intangibles, net                                                                         14,040         14,215
Deferred income taxes                                                                          17,161         17,161
Other assets                                                                                   18,058          5,473
                                                                                        -------------- --------------
    Total assets                                                                             $258,922       $251,952
                                                                                        ============== ==============

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses                                                    $70,792        $57,121
     Current  maturities of long-term  debt and  obligations  under capital
      leases                                                                                    2,363          2,597
                                                                                        -------------- --------------
     Total current liabilities                                                                 73,155         59,718

Long-term debt and obligations under capital leases                                             2,938          3,347
Other liabilities                                                                               3,387          2,553
                                                                                        -------------- --------------
     Total liabilities                                                                         79,480         65,618
Total stockholders' equity                                                                    179,442        186,334
                                                                                        -------------- --------------
                                                                                                       --------------
Total liabilities and stockholders' equity                                                   $258,922       $251,952
                                                                                        ============== ==============


                                                                (more)

1-800-FLOWERS.COM Reports Record Revenue of $112.8 Million for its Fiscal 2006 First Quarter, pg. 5:


                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                         Selected Financial Information
                        Consolidated Statements of Income
                    (In thousands, except for per share data)


                                                                 Three Months Ended
                                                        -------------------------------------
                                                             October 2,       September 26,
                                                                2005              2004
                                                          ----------------- ------------------

Net revenues:
  Online                                                         $62,273         $53,086
  Telephonic                                                      38,382          37,586
  Retail/fulfillment                                              12,110           6,842
                                                            -------------   -------------


       Total net revenues                                        112,765          97,514


Cost of revenues                                                  66,739          57,942
                                                            -------------   -------------


Gross profit                                                      46,026          39,572

Operating expenses:
  Marketing and sales                                             38,224          29,892
  Technology and development                                       4,769           3,104
  General and administrative                                      10,636           7,602
  Depreciation and amortization                                    3,524           3,896
                                                            -------------   -------------


       Total operating expenses                                   57,153          44,494
                                                            -------------   -------------


Operating loss                                                  (11,127)         (4,922)


Other income (expense):
   Interest income                                                   215             382
   Interest expense                                                 (84)           (141)
   Other                                                               6               4
                                                            -------------   -------------


Total other income (expense), net                                    137             245
                                                            -------------   -------------


Loss before income taxes                                        (10,990)         (4,677)
Income tax benefit                                               (4,364)         (1,967)
                                                            -------------   -------------
                                                            -------------   -------------

Net loss                                                        $(6,626)        $(2,710)
                                                            =============   =============

Basic and diluted net loss per common share                      ($0.10)         ($0.04)
                                                            =============   =============
                                                            =============   =============

Weighted average shares used in the calculation of basic
  and diluted net loss per common share
                                                               65,088          66,210
                                                            =============   =============

                Calculation of Net Loss Before Share Based Compensation Charge:

Net loss
                                                                $(6,626)        $(2,710)

Less: Share based compensation expense, net of tax                   727               -

                                                            -------------   -------------
                                                            -------------   -------------

Net loss before share based compensation expense                $(5,899)        $(2,710)
                                                            =============   =============
                                                            =============   =============

Basic and diluted net loss per common share before share
  based compensation expense                                     ($0.09)         ($0.04)
                                                            =============   =============

                                                                (more)

1-800-FLOWERS.COM Reports Record Revenue of $112.8 Million for its Fiscal 2006 First Quarter, pg.6:


                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                         Selected Financial Information
                      Consolidated Statements of Cash Flows
                                 (In thousands)




                                                                                          Three Months Ended
                                                                                    --------------------------------
                                                                                      October 2,        September
                                                                                         2005           26, 2004
                                                                                    ---------------   --------------

Operating activities:
Net loss                                                                                  ($6,626)          ($2,710)
Reconciliation of net loss to net cash used in operations:
  Depreciation and amortization                                                             3,524             3,896
  Deferred income taxes                                                                    (4,365)           (1,967)
  Share based compensation expense                                                            937
  Bad debt expense                                                                             75                46
  Changes in operating items:
       Receivables                                                                         (2,382)             (794)
       Inventories                                                                        (17,637)          (13,733)
       Prepaid and other                                                                   (2,419)           (2,164)
       Accounts payable and accrued expenses                                               13,671            (5,685)
       Other assets                                                                       (12,668)           (2,404)
       Other liabilities                                                                      834               405
                                                                                    ---------------   --------------


  Net cash used in operating activities                                                   (27,056)          (25,110)


Investing activities:
Purchase of investments                                                                         -           (26,090)
Sale of investments                                                                         6,647            25,828
Capital expenditures, net of non-cash expenditures                                         (7,196)           (2,945)
Other                                                                                          38                58
                                                                                    ---------------   --------------


  Net cash used in investing activities                                                      (511)           (3,149)

Financing activities:


Acquisition of treasury stock                                                              (1,324)           (1,173)
Proceeds from employee stock options                                                          122               146
Repayment of notes payable and bank borrowings                                               (237)             (337)
Payment of capital lease obligations                                                         (398)             (411)
                                                                                    ---------------   --------------


  Net cash used in financing activities                                                    (1,837)           (1,775)
                                                                                    ---------------   --------------


Net change in cash and equivalents                                                        (29,404)          (30,034)
Cash and equivalents:
  Beginning of period                                                                      39,961            80,824
                                                                                    ---------------   --------------


  End of period                                                                           $10,557           $50,790
                                                                                    ===============   ==============




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